Exhibit 10.1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into effective for all purposes as of July 12, 2010 (the “Effective Date”), by and between TARRANT COUNTY COLLEGE DISTRICT, a political subdivision of the State of Texas (“Landlord”), and RADIOSHACK CORPORATION, a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant did heretofore make and enter into that certain Amended and Restated Lease dated effective as of June 25, 2008 (the “Original Lease”) (the Original Lease, together with the exhibits and other attachments attached thereto, and as the same has been heretofore amended pursuant to the Prior Amendment described below, being referred to collectively as the “Lease”), which Lease sets forth the terms and conditions of the lease and demise by Landlord to Tenant of certain Premises as described and defined in the Lease.

B. The Lease heretofore has been amended pursuant to that certain First Amendment to Lease dated March 11, 2010 (the “First Amendment”) heretofore made and entered into by and between Landlord and Tenant (the “First Amendment being sometimes herein referred to as the “Prior Amendment”).

C. Pursuant to the First Amendment, the Lease was amended for the purpose of giving Tenant the option to extend the applicable Lease term with regard to the Clear Fork Building (as such term is defined in the Lease) and the West Fork Building (as such term is defined in the Lease), upon and subject to the terms, limitations and conditions more particularly described in the First Amendment.

D. Tenant now desires to exercise the option to extend the applicable Lease term with regard to the Clear Fork Building and the West Fork Building, upon and subject to the terms, limitations and conditions more particularly described hereinbelow and in the Lease, and Landlord and Tenant have additionally agreed to certain other modifications of the Lease as described hereinbelow, all upon and subject to the terms, limitations and conditions set forth in this Amendment.

E. Landlord and Tenant accordingly desire to amend the Lease upon the terms and provisions hereinafter set forth.

AGREEMENT:

For and in consideration of the above and foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged by each of the parties hereto, Landlord and Tenant do hereby agree that the Lease shall be and is hereby amended as follows:

1. Defined Terms. Terms defined in the Lease and delineated in this Amendment by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the meaning of any such term is specifically modified by the provisions of this Amendment. In addition, terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated in this Amendment by initial capital letters shall have the meanings commonly ascribed thereto. In that regard, the above and foregoing premises and recitals are incorporated in this Amendment and made a part hereof for all purposes, including incorporation of the definitions contained therein.

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2. Tax Abatements. Subparagraph 2(b) of the Lease is hereby amended to read in its entirety as follows:

(b) During the Term, Tenant shall retain and continue to receive all payments previously made or payable under all existing agreements, as such agreements may be amended on or before the Effective Date (collectively, “Existing Incentive Agreements”) or any new agreements entered into after the Effective Date (collectively, “New Incentive Agreements”), in either case by and between Tenant and the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority providing for the payment to Tenant of economic development grants or incentives, cost reimbursements or property tax rebates, which payments relate in any way to Landlord’s Property; provided, however, if any agreement between Landlord and any taxing authority entered into after the Effective Date provides an immediate reduction in the amount of Taxes payable by Landlord with respect to the Premises during the year for which such Taxes are assessed (individually, a “Tax Abatement”, and collectively, “Tax Abatements”), as distinguished from a rebate, refund, reimbursement or other payment out of or attributable to Taxes previously paid by Landlord or Tenant, such Tax Abatement and all benefits thereof shall be retained by Landlord or, if applicable, shall be assigned by Tenant to Landlord (if assignment is permitted by the terms thereof), without further consideration, so that Landlord will have the full benefit of such Tax Abatement. Landlord acknowledges and agrees that none of the Existing Incentive Agreements provide for the payment of any Tax Abatements thereunder and Landlord hereby waives any claim relating to payments made or payable under the Existing Incentive Agreements or any New Incentive Agreements. Tenant agrees that Landlord may protest or challenge the appraised value determined by Tarrant Appraisal District for all or any portion of Landlord’s Property, including the Premises, and Landlord will have the full benefit attributable to any reduction in such appraised value. Notwithstanding anything set forth herein to the contrary, Landlord shall be entitled to retain any refund of real estate taxes made to Landlord relating to real estate taxes previously paid by Landlord, but which were paid by Landlord under protest at the time of payment.

3. Landlord Services. Subparagraph 10(c) of the Lease is hereby amended to read in its entirety as follows:

(c) Except as otherwise provided in this Lease, Landlord, at Landlord’s sole cost and expense, agrees to furnish Tenant the following services: (i) hot and cold water for use in the lavatories and break areas on the floor(s) on which the Premises is located; (ii) central heat and air conditioning in season during Tenant’s normal business hours, at such temperatures and in such amounts as are standard for buildings of similar class, size, age and location, or as required by Governmental Authority; provided, however, that if Tenant exercises the option granted to Tenant in this Lease to extend the term of this Lease as to the Control Center and/or the Data Center, during the Extended Term as to the Control Center and/or the Data Center, Tenant shall pay the cost of all electricity used during the Extended Term to furnish central heat and air conditioning to the Control Center and/or the Data Center; (iii) janitorial and cleaning service in and about the Premises on Business Days; (iv) electricity to the Premises for general office use; provided, however, that if Tenant exercises the option granted to Tenant in this Lease to extend the term of this Lease as to the Control Center and/or the Data Center, during the Extended Term as to the Control Center and/or the Data Center, Tenant shall pay the cost of all electricity used during the Extended Term in the Control Center and/or the Data Center; (v) fluorescent and incandescent bulb and ballast replacement in the Premises and common areas of the Buildings; and (vi) passenger and freight elevator service and escalator service in common with Landlord and other persons.

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4. Maintenance and Repair; Landlord Services; Electricity. Paragraph 10 of the Lease is hereby amended by adding the following additional subparagraph to Paragraph 10 as Subparagraph 10(e):

(e) Tenant shall pay to Landlord, without any offset or deduction, as Additional Rent, all Electricity Charges (hereafter defined) incurred with respect to the Control Center and/or the Data Center during the Extended Term as to the Control Center and/or the Data Center. As used in this Lease, the term “Electricity Charges” shall mean all costs incurred for electricity in connection with the use, occupancy and/or operation of the Control Center and/or the Data Center and all related improvements and appurtenances during the Extended Term as to the Control Center and/or the Data Center, including, but not limited to, electricity used for heating and air-conditioning and electricity used to power computers and other electronic equipment. Landlord will bill Tenant for Tenant’s Electricity Charges under this Subparagraph 10(e) monthly. During the Extended Term as to the Control Center and the Data Center, electricity used in the Control Center and the Data Center will be separately metered. Landlord will bill Tenant for Electricity Charges for the last full or partial month of the Term as to the Control Center and the Data Center as soon as practicable after the termination or expiration of this Lease as to the Control Center and the Data Center. Tenant will pay the Electricity Charges for each month with Tenant’s next following payment of Basic Rent after receipt of each bill for Electricity Charges. Tenant shall be responsible for the payment of all Electricity Charges up to and including the date of expiration or termination of this Lease as to the Control Center and the Data Center, whether such costs have been billed to Tenant or not at the time of the termination of this Lease as to the Control Center and the Data Center. Tenant’s obligation to pay the final bill for Electricity Charges and any other unpaid bills for Electricity Charges survives the termination or expiration of this Lease. Notwithstanding anything set forth herein to the contrary, Landlord, at its sole option, may elect to provide Tenant with a good faith estimate of the Electricity Charges for each calendar year during the Extended Term of this Lease as to the Control Center and the Data Center. If Landlord provides such estimate to Tenant, on or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord’s estimate of the Electricity Charges for such calendar year. If Landlord determines that its good faith estimate of the Electricity Charges was incorrect, Landlord may provide Tenant with a revised estimate at any time during such calendar year. After its receipt of the revised estimate, Tenant’s monthly payments for Electricity Charges shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Electricity Charges by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the same year’s prior incorrect estimate(s). Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be credited against the next sums due and owing by Tenant or, if no further Basic Rent is due, refunded directly to Tenant within thirty (30) days of determination. The obligation of Tenant to pay for Electricity Charges as provided herein shall survive the expiration or earlier termination of this Lease.

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5. Basic Rent. Exhibit 5 of the Lease is hereby amended to read in its entirety as set forth in Exhibit 5 attached hereto.

6. Exercise of Option. Tenant hereby exercises the option granted to Tenant in the Lease to extend the Lease for one term of five (5) years for each of the Clear Fork Building and the West Fork Building. Landlord acknowledges and agrees that Tenant has properly and timely exercised the option granted to Tenant in the Lease to extend the Lease for one term of five (5) years for each of the Clear Fork Building and the West Fork Building. It is hereby agreed that the term of the Lease with respect to the Clear Fork Building and the West Fork Building shall be and is hereby extended, upon and subject to the terms and conditions of the Lease as amended by this Amendment, for a period of sixty (60) months, which extended term of the Lease of the Clear Fork Building and the West Fork Building (the “Extended Term”) shall commence effective as of July 1, 2011, and shall end (and the term of the Lease with respect to the Clear Fork Building and the West Fork Building shall thus now expire) at 11:59 p.m. (Fort Worth, Texas time) on June 30, 2016, subject to earlier termination as provided in this Amendment and/or as may be provided in the Lease. It is agreed that the aforesaid extension of the term of the Lease with respect to the Clear Fork Building and the West Fork Building shall be upon the same terms and conditions contained in the Lease, with the exceptions that (a) the term of the Lease with respect to the Clear Fork Building and the West Fork Building shall not be further available for renewal or extension, (b) the Basic Rent payable by Tenant to Landlord with respect to the Clear Fork Building and the West Fork Building during the aforesaid Extended Term of the Lease with respect to the Clear Fork Building and the West Fork Building shall be in the amount(s) set forth in Exhibit 5 of the Lease as amended hereby, and (c) the Lease shall be otherwise amended during such Extended Term as set forth in this Amendment. Notwithstanding anything to the contrary set forth in this Amendment, it is acknowledged and agreed that the term of Tenant’s lease of the remainder of the Premises is not affected or extended pursuant hereto and shall instead remain as set forth in the Lease.

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7. No Warranty as to Clear Fork Building or West Fork Building. Landlord makes no warranty or representation that the Clear Fork Building or the West Fork Building is suitable for Tenant’s use, it being assumed that Tenant has satisfied itself thereof, and Tenant accordingly accepts each of the Clear Fork Building and the West Fork Building in its current “AS IS, WITH ALL FAULTS” condition. Tenant acknowledges and agrees that Landlord is under no obligation to perform any work or to provide any materials or other alterations or improvements in connection with this Amendment or to otherwise prepare the Clear Fork Building or the West Fork Building for Tenant for the Extended Term, and that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations, warranties or promises with respect to the Clear Fork Building or the West Fork Building, including without limitation any representation or warranty as to the fitness or suitability thereof for any purpose. Tenant further hereby acknowledges and agrees that Landlord shall not provide to Tenant any allowances (including, without limitation, any design allowance, construction allowance and the like) or any other tenant inducements or concessions in connection with Tenant’s execution of this Amendment or in connection with Tenant’s exercise of the option granted to Tenant in the Lease to extend the Lease for one term of five (5) years for each of the Clear Fork Building and the West Fork Building.

8. Renewal Option. It is acknowledged and agreed by Landlord and Tenant that any and all renewal options heretofore provided to Tenant pursuant to the Lease with regard to the Clear Fork Building and the West Fork Building shall be and are hereby deleted and shall be of no further force and effect.

9. Dismissal of Exemption Suit. Landlord and Tenant acknowledge that there is now pending before the District Court of Tarrant County, Texas, 96th Judicial District, a lawsuit brought by Landlord in Cause No. 096-242929-10, styled Tarrant County College District, Plaintiff v. Tarrant Appraisal District, Defendant (the “Exemption Suit”), whereby Landlord is seeking a judicial determination that all or part of the Premises is exempt from ad valorem taxes. Within thirty (30) days after the Effective Date, Landlord shall cause the Exemption Suit to be dismissed with prejudice.

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10. Termination Option. Paragraph 7 of the First Amendment is hereby deleted in its entirety. From and after the Effective Date, Paragraph 7 of the First Amendment will no longer have any force or effect. Subject to the terms and conditions of this paragraph, Tenant may at any time and from time to time during the period beginning on July 1, 2015, and ending on June 30, 2016, terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center, and/or the Data Center, in each case by written notice to Landlord specifying the portion of the Premises (i.e., all of the Clear Fork Building, all of the West Fork Building, all of the Control Center, and/or all of the Data Center) with respect to which Tenant has elected to terminate the Lease. Notice of termination may be given by Tenant to Landlord at any time during the Term. The effective date of any such termination shall be the later of six (6) months after Landlord’s receipt of such written notice of termination from Tenant or July 1, 2015, subject to Tenant’s compliance with the provisions of this paragraph. If Tenant properly and timely elects to terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center and/or the Data Center, such termination shall be effective only if Tenant shall (a) have paid all Basic Rent, Additional Rent and other sums owing by Tenant to Landlord through the effective date of such termination, and (b) not be in default under any of the terms, conditions or provisions of the Lease as of the date of Landlord’s receipt of such notice of termination or as of the effective date of such termination. Any such termination shall be effective only as to all (but not part) of the particular component of the Premises with respect to which Tenant desires to terminate the Lease (e.g., if Tenant desires to terminate the Lease as to the West Fork Building, any such termination shall be effective only as to all (but not part) of the West Fork Building). Following such termination and payment by Tenant to Landlord of any sums owing by Tenant to Landlord, neither Landlord nor Tenant shall have any obligations to the other with respect to the portion of the Premises with respect to which the Lease has been terminated except those obligations of Landlord and Tenant under the Lease through the effective date of such termination and those obligations which survive the expiration or termination of the Lease as specified in the Lease. In the event that Tenant fails to properly and timely comply with the provisions of this paragraph entitling Tenant to terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center and/or the Data Center, Tenant shall be deemed to have waived Tenant’s right to terminate the Lease pursuant to this paragraph and the Lease shall continue in full force and effect.

11. Governmental Incentives. Paragraph 8 of the First Amendment is hereby deleted in its entirety. From and after the Effective Date, Paragraph 8 of the First Amendment will no longer have any force or effect. Landlord and Tenant acknowledge that Tenant has applied for various approvals and incentives in connection with Tenant’s use and occupancy of the Premises (collectively, the “Approvals”), including, various governmental and quasi-governmental incentives proposed to be received by Tenant directly or indirectly from federal, state or local units of government. It is the intent of Landlord and Tenant that 100% of the benefit of any such Approvals inure to the benefit of Tenant; provided, however, that notwithstanding the foregoing, Landlord will have the full benefit of any Tax Abatements to the extent provided in subparagraphs 2(b) and 7(c) of the Lease as amended hereby.

12. Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term of the Lease (including any renewal or extension thereof and including the Extended Term with regard to any of the Premises) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating thereto.

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13. Brokers. Tenant hereby represents and warrants that it has not dealt with any real estate brokers or leasing agents in the negotiation of this Amendment, and that no commissions are payable to any person or party claiming by, through or under such party as a result of the consummation of the transaction contemplated by this Amendment, other than Jones, Lang, LaSalle Americas, Inc. (“Tenant’s Broker”) which represents only Tenant. Tenant agrees to pay Tenant’s Broker a commission in respect to this Amendment pursuant to separate written commission agreement made and entered into by and between Tenant and Tenant’s Broker. LANDLORD AND TENANT EACH HEREBY AGREE TO INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS OF, FROM AND AGAINST ANY AND ALL LOSS, COSTS, DAMAGES OR EXPENSES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES AND DISBURSEMENTS, BY REASON OF ANY CLAIM OF OR LIABILITY TO ANY BROKER, AGENT, ENTITY OR PERSON (OTHER THAN TENANT’S BROKER) CLAIMING BY, THROUGH OR UNDER SUCH INDEMNIFYING PARTY OR AS A RESULT OF SUCH INDEMNIFYING PARTY’S ACTS, OMISSIONS OR COMMITMENTS AND ARISING OUT OF OR IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AMENDMENT. LANDLORD’S AND TENANT’S INDEMNIFICATION OBLIGATIONS UNDER THIS PARAGRAPH AND UNDER ANY OTHER PROVISION OF THE LEASE AND THIS AMENDMENT SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.

14. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and Tenant represents and warrants to Landlord that Tenant has no defenses thereto. All clauses and terms of the Lease, as modified by this Amendment, are hereby ratified and deemed to apply fully and without exception to the Premises. Additionally, Tenant hereby further confirms and ratifies that, as of the date of this Amendment, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no current knowledge of any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

15. Binding Effect; Governing Law. This Amendment inures to the benefit of and shall be binding upon Landlord and Tenant and their respective successors and permitted assigns. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

16. Miscellaneous. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of Landlord and Tenant with respect to the matters that are the subject of the Lease; and all provisions and covenants of the Lease are and shall remain in full force and effect as stated therein, except to the extent specifically amended by the provisions of this Amendment. The Lease and this Amendment shall be construed as one instrument. In that regard, the Lease and this Amendment, including all exhibits and addenda to each such document, constitute the entire agreement between the parties relative to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of Landlord and Tenant in connection therewith. Captions and headings throughout this Amendment are inserted only as a matter of convenience and are not to be given any effect whatsoever in construing this Amendment. Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing a singular number shall mean and include the plural number and vice versa. All references in this Amendment to numbered sections, articles and/or paragraphs are references to the sections, articles and/or paragraphs hereof, unless otherwise expressly designated in context. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any provision of this Amendment or that such provisions have been drafted on behalf of said party.

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17. Multiple Counterparts. To facilitate execution hereof, this Amendment may be executed in one or more counterparts as may be convenient or required, and an executed copy of this Amendment delivered by facsimile or electronic mail transmittal shall have the effect of an original, executed instrument. All counterparts of this Amendment shall collectively constitute a single instrument; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for the signature of, or on behalf of, each party to this Amendment, or that the signature of all persons required to bind any such party, appear on each counterpart of this Amendment. Each signature page to any counterpart of this Amendment may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart of this Amendment identical thereto except having attached to it additional signature pages.

18. Tenant’s Authority. Each person signing this Amendment on behalf of a party hereby warrants and represents to the other party that he or she has the lawful and proper responsibility and authority to execute this Amendment as provided herein. In addition, if any party comprising Tenant has executed this Amendment as a corporation or a partnership, Tenant hereby further represents and warrants to Landlord that (a) such entity is a duly organized and existing corporation or partnership, as the case may be, under the laws of the applicable state of its organization, (b) such entity is in good standing under the laws of such applicable state, (c) such entity is qualified to do business in the state in which the Premises are situated, (d) such entity has full right and authority to execute this Amendment, and (e) this Amendment constitutes a valid and legally binding obligation of such entity, enforceable in accordance with its terms.

19. Recording. Recording of the Lease or this Amendment (or notice thereof) in any real property records is prohibited, except as may be otherwise hereafter agreed by Landlord in writing executed by Landlord.

20. Exculpation. This Amendment and the obligations of Landlord under this Amendment are and shall be and remain subject to and limited by the exculpation and limitations of Landlord’s liability as are set forth in the Lease (including, without limitation, pursuant to Paragraphs 7, 8, 16, 32 and 40 thereof).

[SIGNATURE PAGE FOLLOWS.]

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NOTICE OF INDEMNIFICATION

THE PARTIES TO THE LEASE AND THIS AMENDMENT HEREBY ACKNOWLEDGE AND AGREE THAT THE LEASE AND THIS AMENDMENT CONTAIN CERTAIN INDEMNIFICATION PROVISIONS

The parties hereto have caused this Amendment to be executed effective as of the Effective Date.

LANDLORD:

TARRANT COUNTY COLLEGE DISTRICT,
a political subdivision of the State of Texas

By:	/s/ Erma C. Johnson Hadley
	Name:	Erma C. Johnson Hadley
	Title:	Chancellor

TENANT:

RADIOSHACK CORPORATION, a Delaware corporation

By:	/s/ Robert C. Donohoo
	Name:	Robert C. Donohoo
	Title:	Vice President, General Counsel & Corporate Secretary

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